Exhibit 6.3

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This First Amendment to Note Purchase Agreement (this “Amendment”) is made and entered into effective as of June 28, 2018, by and among Virtuix Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned who collectively hold more than a majority of the outstanding principal amount of all Subordinated Convertible Promissory Notes of the Company which have been issued and sold by the Company under the terms of the Purchase Agreement (as defined below) (such investors hereinafter referred to collectively as the “Amending Investors”).

WITNESSETH:

WHEREAS, the Company, the Amending Investors and other purchasers of Subordinated Convertible Promissory Notes of the Company (collectively, the “Purchasers”) entered into the Note Purchase Agreement dated as of May 1, 2018 (the “Purchase Agreement”), pursuant to which the Purchasers purchased Convertible Promissory Notes of the Company in the form issued under the Purchase Agreement (collectively, the “Notes”);

WHEREAS, the Board of Directors of the Company believes it advisable and in the best interests of the Company to amend the Purchase Agreement to increase the amount of the loan financing that may be received by the Company under the Purchase Agreement from $2,000,000 to $3,000,000; and

WHEREAS, Section 7.10 of the Purchase Agreement provides that any term of the Purchase Agreement may be amended only with the written consent of the Company and the holders of a majority of the then outstanding principal amount of the Notes as issued under the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.                  Defined Terms. Unless otherwise defined in this Amendment, all defined terms used herein shall have the respective meaning ascribed to such terms in the Purchase Agreement.

2.                  Amendment of Recital. The Recital to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The Company desires to sell to the Investors, and the Investors desire to purchase from the Company, Subordinated Convertible Promissory Notes (each, a “Note” and collectively, the “Notes”), in the aggregate principal amount of up to $3,000,000.00 (the “Maximum Principal Amount”) on the terms and conditions set forth in this Agreement.”

3.                  Amendment of Section 2. Subsection 2(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a) After the Initial Closing, the Company may, in its discretion, sell up to the balance of the remaining Notes pursuant to this Agreement at one or more additional closings occurring on or prior to December 31, 2018 (each, an “Additional Closing”) to any potential Investor that is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect, and becomes a party to this Agreement; provided, that the Company may not, in any event, issue and sell Notes under this Agreement with a total principal amount in excess of the Maximum Principal Amount unless this Agreement is amended in accordance with its terms to increase the Maximum Principal Amount.”

4.                  No Further Amendments. Except as set forth herein, the terms and provisions of the Purchase Agreement and the Notes shall remain in full force and effect.

5.                  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Note Purchase Agreement as of the date first written above.

The Company:

VIRTUIX HOLDINGS INC.

By:
Jan Goetgeluk,
Chief Executive Officer

Amending Investors:

For Individual Investors

Print Name of Individual

By:
Signature of Individual

For Entity Investors

Print Name of Entity

By:
Signature

Printed Name:

Title:

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